The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlier supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PRICING SUPPLEMENT

Subject To Completion, dated August 26, 2026

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Product Supplement No. WF-1 dated November 8, 2024,

Underlier Supplement dated November 8, 2024,

Prospectus Supplement dated November 8, 2024

and Prospectus dated November 8, 2024)

The Bank of Nova Scotia Senior Note Program, Series A Equity Index Linked Securities

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

■Linked to the lowest performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index (each referred to as an “Index”, and collectively as the "Indices")

■Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the lowest performing Index. The lowest performing Index on the calculation day is the Index that has the lowest closing level on such calculation day as a percentage of its starting level. The maturity payment amount will reflect the following terms:

■If the ending level of the lowest performing Index is greater than its starting level, you will receive the face amount plus a positive return equal to at least 188.00% (to be determined on the pricing date) of the percentage increase in the level of the lowest performing Index from its starting level

■If the ending level of the lowest performing Index is less than or equal to its starting level, but not by more than the buffer amount of 30%, you will receive the face amount plus a positive return equal to the absolute value of the percentage decline in the level of the lowest performing Index from its starting level, which will effectively be capped at a positive return of 30%

■If the ending level of the lowest performing Index is less than its starting level by more than the buffer amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the level of the lowest performing Index from its starting level in excess of the buffer amount

■Investors may lose up to 70% of the face amount

■Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on the calculation day. You will not benefit in any way from the performance of a better performing Index. Therefore, you will be adversely affected if any Index performs poorly, even if another Index performs favorably

■All payments on the securities are subject to the credit risk of The Bank of Nova Scotia (the “Bank”)

■No periodic interest payments or dividends on securities included in any Index

■No exchange listing; designed to be held to maturity

If the securities priced today, the estimated value of the securities as determined by the Bank would be between $885.29 (88.529%) and $915.29 (91.529%) per security. See “The Bank’s Estimated Value of the Securities” in this pricing supplement for additional information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-8 herein and “Risk Factors” beginning on page PS-3 of the accompanying product supplement, beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

Scotia Capital (USA) Inc., our affiliate, will purchase the securities from the Bank for distribution to other registered broker dealers including Wells Fargo Securities, LLC (“WFS”) or will offer the securities directly to investors. Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in securities after their initial sale. If you are buying securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, the final pricing supplement to which this pricing supplement relates may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlier supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Bank of Nova Scotia(2)
Per Security	$1,000.00	$43.70	$956.30
Total

(1) Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate face amount of the securities and as part of the distribution, will sell the securities to WFS at a discount of up to $43.70 (4.37%) per security. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $35.00 (3.50%) per security, and WFA may receive a distribution expense fee of $1.20 (0.12%) per security for securities sold by WFA. In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for additional information.

(2) Excludes any profits from hedging. For additional considerations relating to hedging activities see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Scotia Capital (USA) Inc. Wells Fargo Securities

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

Terms of the Securities

Issuer:	The Bank of Nova Scotia (the “Bank”).
Market Measures:	The Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index (each referred to as an “Index,” and collectively as the “Indices”).
Pricing Date*:	August 28, 2026.
Issue Date*:	September 2, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Calculation Day*:	February 28, 2033, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions” below
Stated Maturity Date*:	March 3, 2033, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

●if the ending level of the lowest performing Index is greater than its starting level:

$1,000 + ($1,000 × index return of the lowest performing Index × upside participation rate);

●if the ending level of the lowest performing Index is less than or equal to its starting level, but greater than or equal to its threshold level:

$1,000 + ($1,000 × absolute value return of the lowest performing Index); or

●if the ending level of the lowest performing Index is less than its threshold level:

$1,000 + [$1,000 × (index return of the lowest performing Index + buffer amount)]

If the ending level of the lowest performing Index is less than its threshold level, you will not receive the absolute value return and, instead you will have 1-to-1 downside exposure to the decrease in the level of the lowest performing Index from its starting level in excess of the buffer amount and will lose some, and possibly up to 70%, of the face amount of your securities at maturity.

Lowest Performing Index:	The “lowest performing Index” will be the Index with the lowest index return on the calculation day.
Closing Level:

With respect to each Index, closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Starting Level:

With respect to the Dow Jones Industrial Average®: , its closing level on the pricing date

With respect to the Nasdaq-100 Index®: , its closing level on the pricing date

With respect to the S&P 500® Index: , its closing level on the pricing date

With respect to the EURO STOXX 50® Index: , its closing level on the pricing date

Ending Level:	The “ending level” of an Index will be its closing level on the calculation day.
Threshold Level:

With respect to the Dow Jones Industrial Average®: , which is equal to 70% of its starting level

With respect to the Nasdaq-100 Index®: , which is equal to 70% of its starting level

With respect to the S&P 500® Index: , which is equal to 70% of its starting level

With respect to the EURO STOXX 50® Index: , which is equal to 70% of its starting level

Buffer Amount:	30%
Upside Participation Rate:	At least 188.00%, to be determined on the pricing date
Index Return:	The “index return” is the percentage change from its starting level to its ending level, measured as follows: ending level – starting level starting level

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

Absolute Value Return:	With respect to each Index, the absolute value of its index return. For example, a -5% index return will result in a +5% absolute value return.
Market Disruption Events and Postponement Provisions:

The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day, respectively, is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank
Material Tax Consequences:

For a discussion of Canadian income tax considerations to a holder of owning the securities, see “Canadian Income Tax Consequences” herein. For a discussion of United States federal income and certain estate tax considerations to a holder's ownership and disposition of the securities, see “Material U.S. Federal Income Tax Consequences” herein.

Tax Redemption:

The Bank (or its successor) may redeem the securities, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the securities. See “Tax Redemption” in the accompanying product supplement.

Agents:

Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate face amount of the securities and as part of the distribution, will sell the securities to WFS at a discount of up to $43.70 (4.37%) per security. WFS will provide selected dealers, which may include WFA, with a selling concession of up to $35.00 (3.50%) per security, and WFA may receive a distribution expense fee of $1.20 (0.12%) per security for securities sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See also “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Status:

The securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Listing:	The securities will not be listed on any securities exchange or automated quotation system
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	The Depository Trust Company
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	06419TTF5 / US06419TTF56

* To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF-1 dated November 8, 2024, the underlier supplement dated November 8, 2024, the prospectus supplement dated November 8, 2024 and the prospectus dated November 8, 2024 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus. In the event of any conflict, this pricing supplement will control. The securities may vary from the terms described in the accompanying product supplement, underlier supplement, prospectus supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

You may access the product supplement, underlier supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. WF-1 dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038307/bns_424b2-21316.htm

• Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

• Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

• Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

Estimated Value of the Securities

The Bank’s estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank’s estimated value does not represent a minimum price at which the Bank would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank’s Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank’s Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.”

The Bank’s estimated value of the securities will be lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities. These costs include the selling commissions paid to the Agents and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank’s Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

●seek at least 188.00% (to be determined on the pricing date) leveraged exposure to the upside performance of the lowest performing Index if the ending level of the lowest performing Index is greater than its starting level;

●understand that the absolute value return feature applies only if the lowest performing Index decreases from its starting level but not by more than 30.00%, that any positive return in the event that its ending level is less than its starting level is limited to 30.00% and that any decline in its ending level from its starting level by more than 30.00% will result in a loss, rather than a positive return, on the securities;

●are willing to accept the risk that, if the ending level of the lowest performing Index is less than its starting level by more than the buffer amount, they will lose some, and possibly up to 70%, of the face amount at maturity;

●desire to limit downside exposure to the lowest performing Index through the buffer amount;

●understand that the return on the securities will depend solely on the performance of the lowest performing Index on the calculation day and that they will not benefit in any way from the performance of a better performing Index;

●understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index;

●understand and are willing to accept the downside risks of each Index;

●are willing to forgo interest payments on the securities and dividends on securities included in any Index; and

●are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

●are unwilling or unable to accept that the absolute value return feature applies only if the lowest performing Index decreases from its starting level but not by more than 30.00%, that any positive return in the event that its ending level is less than its starting level is limited to 30.00% or that any decline in its ending level from its starting level by more than 30.00% will result in a loss, rather than a positive return, on the securities;

●are unwilling to accept the risk that the ending level of the lowest performing Index may decrease from its starting level by more than the buffer amount;

●seek full return of the face amount of the securities at stated maturity;

●seek a security with a fixed term;

●are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

●seek current income over the term of the securities;

●seek exposure to a basket composed of each Index or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index;

●are unwilling to accept the risk of exposure to the Indices;

●seek a liquid investment or are unable or unwilling to hold the securities to maturity;

●seek exposure to the Indices but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

●are unwilling to accept the credit risk of the Bank; or

●prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Indices, please see the sections titled “The Dow Jones Industrial Average®,” “The Nasdaq-100 Index®,” “The S&P 500® Index” and “The EURO STOXX 50® Index” below.

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Ending Level Of The Lowest Performing Index Is Less Than Its Threshold Level, You Will Lose Some, And Possibly Up To 70%, Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. The maturity payment amount will depend on the direction of and percentage change in the ending level of the lowest performing Index relative to its starting level and other terms of the securities. Because the levels of the Indices will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities, depending on the ending level of the lowest performing Index (i.e., the closing level of the lowest performing Index).

If the ending level of the lowest performing Index is less than its threshold level, the maturity payment amount will be less than the face amount and you will have 1-to-1 downside exposure to the decrease in the level of the lowest performing Index in excess of the buffer amount, resulting in a loss of 1% of the face amount for every 1% decline in the level of the lowest performing Index from its starting level in excess of the buffer amount. The threshold level for each Index is 70% of its starting level. As a result, if the ending level of the lowest performing Index on the calculation day is less than its threshold level, you will lose some, and possibly up to 70%, of the face amount at maturity. This is the case even if the level of the lowest performing Index is greater than or equal to its starting level or its threshold level at certain times during the term of the securities.

Even if the ending level of the lowest performing Index is greater than its starting level, the maturity payment amount may only be slightly greater than the face amount and your return on the securities may be less than the return you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating with the same stated maturity date.

The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If Another Index Performs Favorably.

You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if another Index performs favorably. The securities are not linked to a basket composed of the Indices, where the better performance of an Index could offset the poor performance of another. Instead, you are subject to the full risks of whichever Index is the lowest performing Index on the calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of each Index. You should not invest in the securities unless you understand and are willing to accept the downside risks of each Index.

Your Potential For A Positive Return From Any Decrease Of The Level Of The Lowest Performing Index Is Limited And The Return On The Securities May Change Significantly Despite Only A Small Difference In The Degree Of Change In The Ending Level Of The Lowest Performing Index Relative To Its Starting Level.

The absolute value return feature applies only if the ending level of the lowest performing Index is less than or equal to its starting level, but greater than or equal to its threshold level, which is equal to 70% of its starting level. Thus, any potential return on the securities in the event that the ending level of the lowest performing Index is less than its starting level is limited to 30.00%. You will not benefit from the upside participation rate in this scenario.

However, if the ending level of the lowest performing Index is less than its threshold level, you will not receive the absolute value return and, instead, you will have 1-to-1 downside exposure to the decrease in the level of the lowest performing Index from its starting level in excess of the buffer amount. While a decrease of the lowest performing Index to an ending level that is equal to its threshold level will result in a positive return on the securities equal to the absolute value return, a decrease to an ending level that is only slightly less than its threshold level will instead result in a loss on the securities, as discussed above. The return on the securities in these two scenarios is significantly different despite only a small relative difference in the Index return of the lowest performing Index.

Your Return On The Securities Will Depend Solely On The Performance Of The Index That Is The Lowest Performing Index On The Calculation Day, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Index.

Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on the calculation day. Although it is necessary for each Index to close at or above its threshold level in order for you to receive the face amount of your securities at maturity or above its starting level in order for you to receive any positive return at maturity, you will not benefit in any way from the performance of a better performing Index. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of a better performing Index would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

You Will Be Subject To Risks Resulting From The Relationship Among The Indices.

It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of a better performing Index is not relevant to your return on the securities. It is impossible to predict what the relationship among the Indices will be over the term of the securities. To the extent the Indices represent a different equity market, such equity markets may not perform similarly over the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled “Material U.S. Federal Income Tax Consequences.”

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day with respect to any Index will be postponed if the originally scheduled calculation day is not a trading day with respect to any Index or if the Calculation Agent determines that a market disruption event has occurred or is continuing with respect to any Index on such date. If such a postponement occurs with respect to the calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the calculation day as postponed.

Risks Relating To An Investment In The Bank’s Debt Securities, Including The Securities

Your Investment Is Subject To The Credit Risk Of The Bank.

The securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, product supplement and prospectus supplement, the securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including the maturity payment amount, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities. If you sell the securities prior to maturity, you may receive substantially less than the face amount of your securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Inclusion Of Dealer Spread And Projected Profit From Hedging In The Original Offering Price Is Likely To Adversely Affect Secondary Market Prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original offering price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original offering price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

WFS has advised us that if it or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 6-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 6-month period. If you hold the securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

The Bank’s Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities.

The Bank’s estimated value is only an estimate using several factors. The original offering price of the securities will exceed the Bank’s estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the securities. See “The Bank’s Estimated Value of the Securities” in this pricing supplement.

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

The Bank’s Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others’ Estimates.

The Bank’s estimated value of the securities is determined by reference to the Bank’s internal pricing models when the terms of the securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the Bank’s estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy securities from you in secondary market transactions. See “The Bank’s Estimated Value of the Securities” in this pricing supplement.

The Bank’s Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of the Bank’s estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Bank’s Estimated Value of the Securities” in this pricing supplement.

If The Levels Of The Indices Or Their Constituent Stocks Change, The Market Value Of Your Securities May Not Change In The Same Manner.

Your securities may trade quite differently from the performance of the Indices or their constituent stocks (the “index constituent stocks”). Changes in the levels of the Indices or the index constituent stocks may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “— The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased” herein.

The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased.

The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the levels of the Indices over the full term of the security, (ii) volatility of the levels of the Indices and the market's perception of future volatility of the levels of the Indices, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the index constituent stocks and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the maturity payment amount behave like options, the value of the security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated levels of the Indices and other relevant factors, the market value of the securities may decrease and you may receive substantially less than 100.00% of the original offering price if you sell your securities prior to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Risks Relating To The Indices

The Indices Reflect Price Return Only And Not Total Return.

The return on your securities is based on the performance of the lowest performing Index, and each Index reflects the changes in the market prices of its index constituent stocks. The securities are not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

The Maturity Payment Amount Will Depend Upon The Performance Of The Indices And, Therefore, The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Indices. Investing in the securities is not equivalent to investing in the Indices. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the index constituent stocks for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Indices would have.

●Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

●Changes That Affect An Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In Any Index.

●We, The Agents And Our Or Their Respective Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

An Investment In The Securities Is Subject To Risks Associated With Foreign Companies.

The Nasdaq-100 Index® is comprised, in part, of securities of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

The EURO STOXX 50® Index Will Not Be Adjusted For Changes In Exchange Rates Related To The U.S. dollar, Which Might Affect The EURO STOXX 50® Index.

Although the stocks that constitute the EURO STOXX 50® Index are traded in euros, the securities are denominated in U.S. dollars, and the calculation of the amount payable on the securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and the euro. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the level of the EURO STOXX 50® Index and therefore, the market value of, and return on, the securities. In addition, you will not benefit from any appreciation of the euro relative to the U.S. dollar, which you would have had you owned the index constituent stocks of the EURO STOXX 50® Index directly. The amount we pay in respect of the securities on the maturity date will be determined solely in accordance with the procedures described herein and in “General Terms of the securities” in the accompanying product supplement.

The Securities Are Subject To Non-U.S. Securities Market Risk.

The EURO STOXX 50® Index is subject to risks associated with non-U.S. securities markets, specifically that of the Eurozone. An investment in securities, such as the securities, linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The securities may also be subject to regulatory risks, including sanctions, because the EURO STOXX 50® Index is comprised, at least in part, of stocks that are traded in one or more non-U.S. securities markets. For instance, pursuant to U.S. executive orders, U.S. persons are prohibited from engaging in transactions in publicly traded securities of certain companies that are determined to be linked to the military, intelligence and security apparatus of the People’s Republic of China. The prohibition also covers any securities that are derivative of, or are designed to provide investment exposure to, such securities. Actions taken by an index sponsor in response to any such developments could adversely affect the performance of the EURO STOXX 50® Index and, as a result, the market value of, and return on the securities.

An Investment In The Securities Is Subject To Risks Associated With The Eurozone.

The EURO STOXX 50® Index is subject to risks associated with the Eurozone. The Eurozone has undergone and may again undergo severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Increased financial stress, or political, legal or regulatory changes in the Eurozone may cause the USD/EUR exchange rate (and the exchange rate between the Euro and other currencies) to become significantly more volatile than it has been in the past. There is also a possibility that one or more Eurozone countries may cease to use the euro, which could also adversely affect the exchange rate between the euro and other currencies and potentially the convertibility of the euro in such countries. There is also the possibility that the euro may cease to exist or the USD/EUR exchange rate may otherwise become unavailable. If these events were to happen, the closing level of the EURO STOXX 50® Index and the value of, and any amount payable on, the securities could be adversely affected.

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

Risks Relating To Hedging Activities And Conflicts Of Interest

A Participating Dealer Or Its Affiliates May Realize Hedging Profits Projected By Its Proprietary Pricing Models In Addition To Any Selling Concession And/Or Any Distribution Expense Fee, Creating A Further Incentive For The Participating Dealer To Sell The Securities To You.

If any dealer participating in the distribution of the securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the securities to you, this projected profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

●Hedging Activities By The Bank And/Or The Agents May Negatively Impact Investors In The Securities And Cause Our Respective Interests And Those Of Our Clients And Counterparties To Be Contrary To Those Of Investors In The Securities.

●Market Activities By The Bank Or The Agents For Their Own Respective Accounts Or For Their Respective Clients Could Negatively Impact Investors In The Securities.

●The Bank, The Agents And Their Respective Affiliates Regularly Provide Services To, Or Otherwise Have Business Relationships With, A Broad Client Base, Which Has Included And May Include Issuers Of An Underlying Stock, The Sponsor Or Investment Advisor For A Fund And/Or The Issuers Of Securities Included In An Index Or Held By A Fund.

●Other Investors In The Securities May Not Have The Same Interests As You.

●There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

Risks Relating To Canadian And U.S. Federal Income Taxation

The Tax Consequences Of An Investment In The Securities Are Unclear.

Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “Material U.S. Federal Income Tax Consequences” in this pricing supplement.

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting level or threshold level for any Index. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level of any Index. The actual starting level and threshold level for each Index will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Upside Participation Rate:	188.00% (based on the minimum possible upside participation rate)
Hypothetical Starting Level:	For each Index, 100.00
Hypothetical Threshold Level:	For each Index, 70.00 (70% of its hypothetical starting level)
Buffer Amount:	30%

Hypothetical Payoff Profile
188% upside participation rate
100% of absolute value return for decrease of not more than buffer amount
Security Return at Maturity
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
-90%
-100%
-100% -90% -80% -70% -60% -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%
Index Return of Lowest Performing Index at Maturity
Hypothetical Index Return of Lowest Performing Index
Hypothetical Security Return

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

Hypothetical Returns

Hypothetical ending level of the lowest performing Index	Hypothetical index return of the lowest performing Index(1)	Hypothetical absolute value return of the lowest performing Index(2)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(3)
150.00	50.00%	N/A	$1,940.00	94.00%
140.00	40.00%	N/A	$1,752.00	75.20%
130.00	30.00%	N/A	$1,564.00	56.40%
120.00	20.00%	N/A	$1,376.00	37.60%
110.00	10.00%	N/A	$1,188.00	18.80%
100.00	0.00%	0.00%	$1,000.00	0.00%
90.00	-10.00%	10.00%	$1,100.00	10.00%
80.00	-20.00%	20.00%	$1,200.00	20.00%
70.00	-30.00%	30.00%	$1,300.00	30.00%
60.00	-40.00%	N/A	$900.00	-10.00%
50.00	-50.00%	N/A	$800.00	-20.00%
40.00	-60.00%	N/A	$700.00	-30.00%
30.00	-70.00%	N/A	$600.00	-40.00%
20.00	-80.00%	N/A	$500.00	-50.00%
10.00	-90.00%	N/A	$400.00	-60.00%
0.00	-100.00%	N/A	$300.00	-70.00%

(1)The index return of the lowest performing Index is equal to the percentage change of the lowest performing Index from its starting level to its ending level (i.e., the ending level of the lowest performing Index minus its starting level, divided by its starting level).

(2)The absolute value return is the absolute value of the lowest performing index return. For example, a -5% index return of the lowest performing Index will result in a +5% absolute value return.

(3)The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Hypothetical Examples

Example 1. The ending level of the lowest performing Index is greater than its starting level and the maturity payment amount is greater than the face amount:

	Dow Jones Industrial Average®	Nasdaq-100 Index®	S&P 500® Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00	100.00	100.00
Hypothetical ending level:	130.00	110.00	115.00	120.00
Hypothetical threshold level:	70.00	70.00	70.00	70.00
Hypothetical index return of the lowest performing Index: (ending level – starting level)/starting level	30.00%	10.00%	15.00%	20.00%

Step 1: Determine which Index is the lowest performing Index on the calculation day.

In this example, the Nasdaq-100 Index® has the lowest index return and is, therefore, the lowest performing Index on the calculation day.

Step 2: Determine the maturity payment amount based on the index return of the lowest performing Index on the calculation day.

Because the hypothetical ending level of the lowest performing Index is greater than its hypothetical starting level, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × index return of the lowest performing Index × upside participation rate)

= $1,000 + ($1,000 × 10.00% × 188.00%)

= $1,188.00

On the stated maturity date, you would receive $1,188.00 per security.

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

Example 2. The ending level of the lowest performing Index is less than its starting level but greater than or equal to its threshold level, the maturity payment amount is greater than the face amount and reflects a return equal to the absolute value return of the lowest performing Index:

	Dow Jones Industrial Average®	Nasdaq-100 Index®	S&P 500® Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00	100.00	100.00
Hypothetical ending level:	95.00	140.00	110.00	120.00
Hypothetical threshold level:	70.00	70.00	70.00	70.00
Hypothetical index return of the lowest performing Index: (ending level – starting level)/starting level	-5.00%	40.00%	10.00%	20.00%

Step 1: Determine which Index is the lowest performing Index on the calculation day.

In this example, the Dow Jones Industrial Average® has the lowest index return and is, therefore, the lowest performing Index on the calculation day.

Step 2: Determine the maturity payment amount based on the index return of the lowest performing Index on the calculation day.

Because the hypothetical ending level of the lowest performing index is less than its hypothetical starting level but is greater than or equal to its hypothetical threshold level, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × absolute value return of the lowest performing Index)

$1,000 + ($1,000 × |-5.00%|)

= $1,050.00

On the stated maturity date, you would receive $1,050.00 per security.

Example 3.  The ending level of the lowest performing Index is less than its threshold level and the maturity payment amount is less than the face amount:

	Dow Jones Industrial Average®	Nasdaq-100 Index®	S&P 500® Index	EURO STOXX 50® Index
Hypothetical starting level:	100.00	100.00	100.00	100.00
Hypothetical ending level:	125.00	110.00	120.00	40.00
Hypothetical threshold level:	70.00	70.00	70.00	70.00
Hypothetical index return of the lowest performing Index: (ending level – starting level)/starting level	25.00%	10.00%	20.00%	-60.00%

Step 1: Determine which Index is the lowest performing Index on the calculation day.

In this example, the EURO STOXX 50® Index has the lowest index return and is, therefore, the lowest performing Index on the calculation day.

Step 2: Determine the maturity payment amount based on the index return of the lowest performing Index on the calculation day.

Because the hypothetical ending level of the lowest performing Index is less than its hypothetical starting level by more than the buffer amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 + [$1,000 × (index return of the lowest performing Index + the buffer amount)]

= $1,000 + [$1,000 × (-60.00% + 30.00%)]

= $700.00

On the stated maturity date, you would receive $700.00 per security.

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

The Dow Jones Industrial Average®

We have derived all information contained herein regarding the Dow Jones Industrial Average®, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC, and/or its affiliates.

The Dow Jones Industrial Average® is a price-weighted index composed of 30 stocks that measures the performance of some of the largest U.S. companies selected at the discretion of an Averages Committee that selects the components as the largest and leading stocks of the sectors that are representative of the U.S. equity market, excluding the transportation and utilities industries. Please see “Indices — The Dow Jones Industrial Average®” in the accompanying underlier supplement for additional information regarding the Dow Jones Industrial Average®, S&P Dow Jones Indices LLC, and our license agreement with respect to the Dow Jones Industrial Average®. Additional information regarding the Dow Jones Industrial Average®, including its sectors, sector weightings and top constituents, may be available on S&P Dow Jones Indices LLC’s website.

Historical Information

We obtained the closing levels of the Dow Jones Industrial Average® in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily closing levels of the Dow Jones Industrial Average® for the period from January 1, 2021 to August 24, 2026. The closing level on August 24, 2026 was 53,417.16. The historical performance of an Index should not be taken as an indication of its future performance during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of an Index should not be taken as an indication of its future performance, and no assurance can be given as to its ending level. We cannot give you assurance that the performance of an Index will result in any positive return on your investment.

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

The Nasdaq-100 Index®

We have derived all information contained herein regarding the Nasdaq-100 Index®, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, Nasdaq, Inc. (“Nasdaq”), and/or its affiliates.

The Nasdaq-100 Index® includes 100 of the largest domestic and international non-financial stocks listed on The Nasdaq Stock Market based on market capitalization. Please see “Indices — The Nasdaq-100® Index” in the accompanying underlier supplement for additional information regarding the Nasdaq-100 Index®, Nasdaq and our license agreement with respect to the Nasdaq-100 Index®. Additional information regarding the Nasdaq-100 Index®, including its sectors, sector weightings and top constituents, may be available on Nasdaq’s website.

Historical Information

We obtained the closing levels of the Nasdaq-100 Index® in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the Nasdaq-100 Index® for the period from January 1, 2021 to August 24, 2026. The closing level on August 24, 2026 was 29,023.18. The historical performance of an Index should not be taken as an indication of its future performance during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of an Index should not be taken as an indication of its future performance, and no assurance can be given as to its ending level. We cannot give you assurance that the performance of an Index will result in any positive return on your investment.

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

The S&P 500® Index

We have derived all information contained herein regarding the S&P 500® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P”), and/or its affiliates.

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. Please see “Indices—The S&P 500® Index” in the accompanying underlier supplement for additional information regarding the S&P 500® Index, S&P and our license agreement with respect to the S&P 500® Index. Additional information regarding the S&P 500® Index, including its sectors, sector weightings and top constituents, may be available on S&P’s website.

Historical Information

We obtained the closing levels of the S&P 500® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the S&P 500® Index for the period from January 1, 2021 to August 24, 2026. The closing level on August 24, 2026 was 7,652.86. The historical performance of an Index should not be taken as an indication of its future performance during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of an Index should not be taken as an indication of its future performance, and no assurance can be given as to its ending level. We cannot give you assurance that the performance of an Index will result in any positive return on your investment.

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

The EURO STOXX 50® Index

We have derived all information contained herein regarding the Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited (“STOXX” or the “sponsor”), and/or its affiliates.

The Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the Index trade in euros, and are allocated based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Belgium, Finland, France, Germany, Italy, the Netherlands and Spain. Please see “Indices — The EURO STOXX 50® Index” in the accompanying underlier supplement for additional information regarding the Index, STOXX and our license agreement with respect to the Index. Additional information regarding the Index, including its sectors, sector weightings and top constituents, may be available on STOXX’s website.

Historical Information

We obtained the closing levels of the EURO STOXX 50® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the EURO STOXX 50® Index for the period from January 1, 2021 to August 24, 2026. The closing level on August 24, 2026 was 6,447.98. The historical performance of an Index should not be taken as an indication of its future performance during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of an Index should not be taken as an indication of its future performance, and no assurance can be given as to its ending level. We cannot give you assurance that the performance of an Index will result in any positive return on your investment.

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Considerations” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be a deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

Material U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, regarding the material U.S. federal income and certain estate tax consequences of owning and disposing of the securities.

Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Indices. If the securities are so treated, upon taxable disposition (including cash settlement) of your securities, you should generally recognize capital gain or loss equal to the difference between the amount realized on such taxable disposition and your tax basis in the securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (and otherwise should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement. There may also be a risk that the IRS could assert that the securities should not give rise to long-term capital gain or loss because the securities offer, at least in part, short exposure to the Indices. You should consult your tax advisor regarding this risk.

Section 1297. We will not attempt to ascertain whether any issuer of an index constituent stock would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition (including cash settlement) of a security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. If you are a non-U.S. holder, which is a beneficial owner of the securities that is not a U.S. holder (as defined in the accompanying product supplement), subject to Section 871(m) of the Code and Section 897 of the Code (each as discussed below), and FATCA (as discussed below and in the accompanying product supplement), you should generally not be subject to U.S. federal withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition (including cash settlement) of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such index constituent stock issuer and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the securities as USRPI in light of their individual circumstances, including any other interest they may have in a relevant issuer.

Market Linked Securities— Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index due March 3, 2033

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on the nature of the Indices, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we or our agents, including WFS, will not make payments of any additional amounts.

Nevertheless, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying Indices, index constituent stock, or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying Indices, index constituent stock or the securities. If you enter, or have entered, into other transactions in respect of the underlying Indices, constituent stock or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

FATCA. As discussed in the accompanying product supplement, FATCA generally imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. If you are a non-U.S. holder, you should consult your tax advisor regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits. If withholding is required, we (or our agents, including WFS) will not be required to pay additional amounts with respect to the amounts so withheld.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. Securities may be subject to U.S. federal estate tax if an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes holds the securities at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.